Exhibit 99.1

Sunrise Telecom Incorporated Richard D. Kent Chief Financial Officer +1 (408) 363-8000	Linda Rothemund Investor Relations +1 (415) 445-3236

SUNRISE TELECOM® REPORTS $19.8 MILLION SALES FOR SECOND QUARTER OF 2008

—    Preliminary GAAP loss from operations of $3.7 million

—    Third quarter 2008 sales projected between $16 million and $20 million

—    Backlog at quarter end of $11.1 million

SAN JOSE, CA, August 7, 2008 – Sunrise Telecom® Incorporated (OTC: SRTI.PK), a leader in test and measurement solutions for telecom, wireless and cable networks, today announced unaudited financial results for the three months ended June 30, 2008.

Net sales for the second quarter of 2008 were $19.8 million compared to $20.0 million in the first quarter of 2008 and $23.0 million in the second quarter of 2007. Backlog as of June 30, 2008 was $11.1 million, compared to $9.9 million as of March 31, 2008 and $11.4 million at the end of the second quarter of 2007.

Gross margin of 62% for the second quarter 2008, is up from 59% in the first quarter of 2008 and up from 60% in the second quarter a year ago. The sequential improvement in gross margin was primarily due to a decline in inventory write-offs.

The second quarter operating loss was $3.8 million, compared to an operating loss of $5.2 million in the prior quarter and an operating loss of $2.9 million in the second quarter of 2007. Excluding restructuring charges of $0.2 million in the second quarter, the operating loss was $3.6 million. Preliminary diluted GAAP net loss per share was $(0.07) compared to $(0.07) per share in the first quarter of 2008 and $(0.05) per share in the second quarter of 2007.

“Second quarter revenues came in at the high end of the expected range despite the challenging economic environment,” said Sunrise Telecom President and CEO, Paul Marshall. “Additionally, we took significant actions during the quarter to improve our cost structure and reduce the overall complexity of our organization. These actions, combined with an enhanced product portfolio, should drive improved financial performance throughout the second half of 2008.”

Restructuring Update

The company made substantial progress during the second quarter towards its cost cutting and productivity improvement program announced in February. The integration of the wireline, fiber optics and broadband product groups into a single business is nearing completion and the management team has been realigned to reflect this new structure.

As part of the company’s cost cutting initiatives, total headcount has been reduced by 13% since year-end 2007. The consolidation of manufacturing facilities is expected to be completed in the third quarter, including the shutdown of the Montreal facility. The company expects annualized savings of approximately $10-12 million per year on a pre-tax basis when the restructuring is complete.

-More-

Sunrise Telecom Reports First Quarter Results

Additional Highlights

•	Expanded the addressable market for Sunrise Telecom’s VDSL2 Home Test Toolkit(TM). The HTT, which had previously been available only in North America, is now offered worldwide.
•	Released RealWORX(TM) Web, the industry’s most comprehensive monitoring system for RF CATV and broadband communications services.
•	Released the SunLite GigE, a palm size Gigabit Ethernet tester ideally suited for the installation and maintenance of Ethernet business services.
•	Sunrise Telecom’s TAMS 7-VoIP named product finalist for the best new management product for 2007 at the TM Forum Excellence Awards.

Third Quarter Business Outlook

Based on current backlog and order expectations, Sunrise Telecom forecasts its third quarter sales to be in the range of $16-$20 million.

Conference Call and Webcast

President and Chief Executive Officer, Paul Marshall and Chief Financial Officer Richard Kent will discuss the second quarter financial and operational performance during a conference call today at 2:00 p.m. PDT (5:00 pm EDT). To listen to the call and have the opportunity to ask questions, please dial 866-700-7173 (domestic) or 617-213-8838 (international) five to ten minutes before the call and reference the passcode: 1833-0357. A simultaneous live Webcast of the call will be available at the Investor Relations section of Sunrise Telecom’s website at wwwsunrisetelecom.com. Also, a replay of the call will be accessible for 30 days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and referencing the passcode: 3591-9552.

-Financial Tables Following-

Sunrise Telecom Reports First Quarter Results

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

For the Three Months Ended June 30, 2008
Selected Income Statement Data (preliminary)
Net sales	$19,777
Loss from operations	$(3,791)
Net income	$(3,683)
Diluted earnings per share	$(0.07)
Shares outstanding (diluted)	51,349
Gross profit percentage	62%

Backlog at end of quarter	$11,064

Selected Consolidated Balance Sheet Data (preliminary)
June 30, 2008
Cash and cash equivalents	$11,621
Accounts receivable, net of allowance of $519	16,242
Inventories	17,195
Short-term borrowings and current portion of notes payable	2,183
Accounts payable	3,262
Other accrued expenses	13,942
Deferred revenue	3,564
Notes payable, less current portion	374

These results are preliminary and subject to change as this financial information been subjected to completed audit or review procedures, by our independent auditor.

-Financial Tables Following-

Sunrise Telecom Reports First Quarter Results

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary)

(In thousands, except per share data, unaudited)

Three Months Ended June 30, 2008
Net sales	$19,777
Cost of sales	7,493

Gross profit	12,284

Operating expenses:
Research and development	5,003
Selling and marketing	6,317
General and administrative	4,521
Restructuring	234

Total operating expenses	16,075

Loss from operations	(3,791)
Other income, net	414

Loss before income taxes	(3,377)
Income tax expense	306

Net loss	$(3,683)

Earnings per share:
Basic and diluted	$(0.07)

Shares used in per share computation:
Basic and diluted	51,349

Sunrise Telecom Reports First Quarter Results

SUNRISE TELECOM INCORPORATED

NET SALES DETAILS (preliminary)

(In thousands, unaudited)

	Three Months Ended
	Jun. 30,		Mar. 31,		Jun. 30,
	2008		2008		2007
By Product:
Wireline access	$6,653	34%	$8,157	41%	$7,472	32%
Cable broadband	4,903	25%	5,279	26%	10,145	44%
Fiber optics	5,920	29%	5,323	26%	5,035	22%
Protocol	2,301	12%	1,211	7%	395	2%

	$19,777		$19,970		$23,047

	Three Months Ended
	Jun. 30,		Mar. 31,		Jun. 30,
	2008		2008		2007
By Region:
North America (United States and Canada)	$7,888	38%	$7,528	40%	$13,330	58%
Asia Pacific	4,610	24%	4,738	17%	4,717	20%
Europe/Africa/Middle East	6,563	34%	6,832	38%	4,342	19%
Latin America	716	4%	872	5%	658	3%

	$19,777		$19,970		$23,047

SUMMARY OF CERTAIN NONCASH EXPENSES (preliminary)

(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

Three Months Ended June 30, 2008
Share based compensation:
Included in cost of sales	$2
Included in research and development	13
Included in selling and marketing	18
Included in general and administrative	12

$45

Amortization of acquisition-related intangible assets included in general and administrative	$40

Sunrise Telecom Reports First Quarter Results

About Sunrise Telecom Incorporated

Sunrise Telecom develops and delivers high-quality communications test and measurement solutions for today’s telecom, cable and wireless networks. The Company’s robust portfolio of feature-rich, easy-to-use products enables service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. For more information, visit http://www.sunrisetelecom.com or email info@sunrisetelecom.com.

SUNRISE TELECOM, the “S” logo, and other trademarks are trademarks of Sunrise Telecom Incorporated and may not be used without permission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, sales expectations for the third quarter of 2008, expectations related to the implementation of a cost reduction program and ability to reduce operating expenses. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom’s new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures, including from former employees; rapid technological change within the telecommunications industry; Sunrise Telecom’s dependence on a limited number of major customers; Sunrise Telecom’s dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom’s lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom’s ability to manage growth and slowdowns; disproportionately high compliance costs relative to Sunrise Telecom’s size; time spent by management reviewing alternative capital structure proposals and strategic, balance-sheet asset proposals to make the Company more successful; the loss of key employees; ineffective internal controls requiring remediation; the long-term impact of cost controls; the unknown effects of management changes; the ramifications of Sunrise Telecom’s inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including stockholder litigation and any action by the SEC; and protracted litigation, which could disrupt Sunrise Telecom’s normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2006. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:

Linda Rothemund

Market Street Partners

415-445-3236

linda@marketstreetpartners.com